EXHIBIT 4.1
                                                                    -----------

                                    AMENDMENT
                                    ---------

                  AMENDMENT  (this  "Amendment"),  dated as of March  27,  2000, among HCI DIRECT, INC. (formerly known as Hosiery Corporation of America, Inc.) a Delaware corporation (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 17, 1994 and amended and restated as of November 20, 1997 (as amended, amended and restated, modified and/or supplemented through but not included the Amendment Effective Date referred to below, the "Credit Agreement"); and

                  WHEREAS, subject to an on the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement, as provided below;

                  NOW, THEREFORE, it is agreed:

I.       Amendments to Credit Agreement.
---------------------------------------

         1. Section 8.11 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu of thereof the following new table:

"Fiscal Quarter                                                     Ratio
---------------                                                   ---------

Fiscal quarter ended in March, 2000                               0.60 to 1
Fiscal quarter ended in June, 2000                                0.80 to 1
Fiscal quarter ended in September, 2000                           0.85 to 1
Each fiscal quarter ended thereafter                              1.15 to 1

         2. Section 8.12 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu of thereof the following new table:

"Fiscal Quarter                                                    Amount
---------------                                                  -----------
Fiscal quarter ended in March, 2000                              $16,000,000
Fiscal quarter ended in June, 2000                               $22,500,000
Fiscal quarter ended in September, 2000                          $24,500,000
Each fiscal quarter ended in December, 2000                      $42,000,000


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Fiscal quarter ended in March, 2001                              $38,000,000
Fiscal quarter ended in June, 2001                               $45,000,000
Fiscal quarter ended in September, 2001                          $45,000,000
Each fiscal quarter ended in December, 2001                      $50,000,000

         3. Section 8.13 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu of thereof the following new table:

"Fiscal Quarter                                                     Ratio
---------------                                                   ---------
Fiscal quarter ended in March, 2000                               4.50 to 1
Fiscal quarter ended in June, 2000                                3.25 to 1
Fiscal quarter ended in September, 2000                           3.00 to 1
Each fiscal quarter ended in December, 2000                       2.00 to 1

         4. Section 10 of the Credit Agreement is hereby amended by increasing each of the percentages specified in the definitions of Applicable Base Rate Margin and Applicable Eurodollar Margin by 0.50%

         5. The definition of "IRF Maturity Date" appearing in Section 10 of the Credit Agreement is hereby amended by deleting the text "March 31, 2000" and inserting "February 1, 2002" in lieu thereof.


II.      Miscellaneous.
----------------------

         1. In order to induce the Banks to enter into this Amendment, the Borrower hereby (i) makes each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the amendment Effective Date, both before and after giving effect to this Amendment.

         2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

         4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OR THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


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         5. This Amendment  shall become  effective on the date (the  "Amendment
Effective Date") when (i) each of the Borrower, the Required Banks and each Bank with an Incremental Revolving Commitment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Jason Shames (facsimile number
212-354-8113)   and  (ii)  the  Borrower  shall  have  paid  to  the  Agent  for distribution to each Bank that has executed a counterpart hereof on or prior to 5:00 P.M. (New York time) on March 27,2000 an amendment fee equal to 0.125% of the sum of (x) its Revolving commitment, if any, as in effect immediately prior to the amendment Effective Date plus (y) the aggregate outstanding principal amount of its Term Loans, if any, immediately prior to the Amendment Effective Date plus (z) its Incremental Revolving Commitment, if any, as in effect on the Amendment Effective Date.


         6. From and after the Amendment Effective Date, all references to the Credit Agreement in the Credit Agreement and the other Credit Documents shall be deemed to be references to the Credit Agreement as modified hereby.



                                      * * *


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                  IN WITNESS  WHEREOF,  each of the parties  hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                                               HCI DIRECT, INC.


                                                   By:_________________________
                                                      Name:
                                                      Title:


                                                         BANKERS TRUST COMPANY,
                                                      Individually and as Agent


                                                   By:_________________________
                                                      Name:
                                                      Title:


                                                  BANK POLSKA KASA OPIEKI, S.A.


                                                   By:_________________________
                                                      Name:
                                                      Title:


                                                         EUROPEAN AMERICAN BANK


                                                   By:_________________________
                                                      Name:
                                                      Title:


                                                      FIRST UNION NATIONAL BANK


                                                   By:_________________________
                                                      Name:
                                                      Title:


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                                                  NATIONAL WESTMINSTER BANK PLC
                                                  NEW YORK and/or NASSAU BRANCH


                                                   By:_________________________
                                                      Name:
                                                      Title:



                                                          BANK OF AMERICA, N.A.
                                                  (formerly, NationsBank, N.A.)


                                                   By:_________________________
                                                      Name:
                                                      Title: